UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 21, 2006
UNITED DOMINION REALTY TRUST, INC.
(Exact name of registrant as specified in charter)

Maryland	1-10524	54-0857512
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)
1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado 80129
(Address of principal executive offices)(Zip Code)
Registrant’s telephone number, including area code: (720) 283-6120
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.
ITEM 3.02. Unregistered Sales of Equity Securities.
ITEM 7.01. Regulation FD Disclosure.
ITEM 8.01. Other Events.
ITEM 9.01. Financial Statements and Exhibits.
Signatures
EXHIBIT INDEX
Validity Opinion and Consent of Morrison & Foerster LLP
Tax Opinion of Morrison & Foerster LLP
Notice of Performance Contingent Restricted Stock Award
Restricted Stock Award Agreement for 7,418 Shares
Restricted Stock Award Agreement for 37,092 Shares
Materials Relating to Mature Market Trends

ITEM 1.01. Entry into a Material Definitive Agreement.
     On June 23, 2006, United Dominion Realty Trust, Inc. (the “Company”) awarded to Mark M. Culwell, Jr., Senior Vice President, Development, a grant of 44,510 shares of the Company’s restricted common stock and 2,350 shares of performance contingent restricted stock, or “PARS.” Subject to Mr. Culwell’s continued employment by the Company, 7,418 of the 44,510 restricted shares will vest pro rata over a four-year period and 37,092 shares will vest on June 12, 2009. The PARS will vest, depending upon the performance of the Company, on the determination date as set forth in the award. This grant of restricted stock and PARS was approved by the Compensation Committee of the Board of Directors of the Company without stockholder approval as an “inducement grant,” as such term is defined by the New York Stock Exchange.
     A copy of the Notice of Performance Contingent Restricted Stock Award, including the Restricted Stock Award Agreement for the 2,350 shares, is attached to this report as Exhibit 10.1 and is incorporated herein by reference. A copy of the Restricted Stock Award Agreement for the 7,418 shares of restricted stock is attached to this report as Exhibit 10.2 and is incorporated herein by reference. A copy of the Restricted Stock Award Agreement for the 37,092 shares of restricted stock is attached to this report as Exhibit 10.3 and is incorporated herein by reference.
ITEM 3.02. Unregistered Sales of Equity Securities.
     In 2005, the stockholders of the Company approved the issuance of the Company’s Series F Preferred Stock to give voting rights to holders of limited partnership interests, or “OP Units,” in the Company’s two operating partnerships, United Dominion Realty, L.P. and Heritage Communities, L.P. The Series F Preferred Stock, which is offered only to holders of OP Units, entitles its holders to one vote per share on each matter upon which the Company’s common stockholders are entitled to vote at stockholder meetings. The Series F Preferred Stock votes together as a single class with the Company’s common stock and other capital stock eligible to vote. The Series F Preferred Stock is not convertible or exchangeable into any other equity securities, and it does not entitle its holders to any other rights, privileges or preferences.
     On June 21, 2006, the Company sold a total of 150,671 shares of its Series F Preferred Stock, without par value, to certain holders of OP Units who are accredited investors, at a purchase price of $0.0001 per share, for an aggregate purchase price of $15.07. Because the shares of Series F Preferred Stock were sold to accredited investors in transactions not involving a public offering, the transactions are exempt from registration under the Securities Act of 1933 in accordance with Section 4(2) of the Securities Act.
ITEM 7.01. Regulation FD Disclosure.
     Beginning June 23, 2006, the information included as Exhibit 99.1 to this report will be available on the Company’s website.

ITEM 8.01. Other Events.
     The Company has filed with the Securities and Exchange Commission a Prospectus Supplement to its Prospectus dated January 25, 2006 (which Prospectus is included in the Company’s Registration Statement on Form S-3 filed with the Commission on January 25, 2006, Registration Statement No. 333-131278), relating to the resale by the holders of the Company’s 4.00% Convertible Senior Notes due 2035 and the shares of the Company’s common stock issuable upon conversion of the notes. Morrison & Foerster LLP, as counsel to the Company, has issued its validity opinion, which opinion is attached hereto and incorporated herein by reference as Exhibit 5.1. Morrison & Foerster LLP has also issued its opinion with respect to certain U.S. federal income tax matters, which opinion is attached hereto and incorporated herein by reference as Exhibit 8.1.
ITEM 9.01. Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Description

5.1	Validity Opinion of Morrison & Foerster LLP.

8.1	Tax Opinion of Morrison & Foerster LLP.

10.1	Notice of Performance Contingent Restricted Stock Award, including the Restricted Stock Award Agreement for 2,350 Shares.

10.2	Restricted Stock Award Agreement for 7,418 Shares.

10.3	Restricted Stock Award Agreement for 37,092 Shares.

23.1	Consent of Morrison & Foerster LLP (included in Exhibits 5.1 and 8.1).

99.1	Materials Relating to Mature Market Trends as of May 2006.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED DOMINION REALTY TRUST, INC.

Date: June 23, 2006	/s/ Mary Ellen Norwood

Mary Ellen Norwood
Vice President Vice President-Legal Administration and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

5.1	Validity Opinion of Morrison & Foerster LLP.

8.1	Tax Opinion of Morrison & Foerster LLP.

10.1	Notice of Performance Contingent Restricted Stock Award, including the Restricted Stock Award Agreement for 2,350 Shares.

10.2	Restricted Stock Award Agreement for 7,418 Shares.

10.3	Restricted Stock Award Agreement for 37,092 Shares.

23.1	Consent of Morrison & Foerster LLP (included in Exhibits 5.1 and 8.1).

99.1	Materials Relating to Mature Market Trends as of May 2006.